EXHIBIT (8)(c)(1)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT (AMERICAN CENTURY)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

BETWEEN AMERICAN CENTURY INVESTMENT SERVICES, INC., AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 3rd of March, 2005, by and among American Century Investment Services, Inc. (the “Distributor”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Distributor and the Company heretofore entered into a Participation Agreement dated May 1, 2001, as amended (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Distributor and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree

1.	Amendment Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto

2.	Effectiveness The revised Schedule A of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.	ML LIFE INSURANCE COMPANY OF NEW YORK

By /s/ William M. Lyons	By /s/ Edward W. Diffin, Jr.
Name William M. Lyons	Name Edward W. Diffin Jr.k
Title President	Title Vice Present & Sr. Counsel
Date 3/3/05	Date 3/7/05

Schedule A

SEPARTE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account A

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch Retirement PlusSM

Forms MLNY-VA-001 and ML-VA-002

Merrill Lynch Retirement PowerSM

Form MLNY-VA-003

Merrill Lynch Retirement OptimizerSM

Form MLNY-VA-004

Merrill Lynch Investor ChoiceSM Annuity

MLNY-VA-010

As of March 4, 2005